UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2016

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-37778	81-1607465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On May 13, 2016, HarborOne Bancorp, Inc. (the “Company”), HarborOne Bank and HarborOne Mutual Bancshares (in formation) entered into an Agency Agreement with Sandler O’Neill & Partners, L.P., who will assist the Company in selling the shares of the Company’s common stock on a best efforts basis in the Company’s subscription and community offerings, and will serve as sole manager for any syndicated community offering.

For its services in the subscription and community offerings, Sandler O’Neill & Partners, L.P.will receive a fee of 0.85% of the aggregate purchase price of all shares of common stock sold by the Company in the subscription and community offerings, except that no fee will be paid with respect to (i) shares purchased by directors, officers, employees or their immediate families and their personal trusts, (ii) shares purchased by the Company’s employee benefit plans or trusts established for the benefit of our directors, officers and employees, and (iii) shares issued to the charitable foundation established in connection with the stock offering.

In the event that a syndicated community offering is conducted, Sandler O’Neill & Partners, L.P.will receive a fee of 5.0% of the aggregate purchase price of all shares of common stock sold in the syndicated community offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-209944) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 13, 2016.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)       Exhibits

Number	Description

1.1	Agency Agreement, dated May 13, 2016, by and among HarborOne Bancorp, Inc., HarborOne Bank, HarborOne Mutual Bancshares and Sandler O’Neill & Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

By:	/s/ Joseph F. Casey
Name:	Joseph F. Casey
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: May 17, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Agency Agreement, dated May 13, 2016, by and among HarborOne Bancorp, Inc., HarborOne Bank, HarborOne Mutual Bancshares and Sandler O’Neill & Partners, L.P.